UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 2, 2013

ZIOPHARM Oncology, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33038	84-1475672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Avenue of the Americas 20th Floor New York, NY	10036
(Address of Principal Executive Offices)	(Zip Code)

(646) 214-0700

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.02	Results of Operations and Financial Condition

As of the close of business on March 31, 2013, ZIOPHARM Oncology, Inc., or the Company, had approximately $55.7 million of cash and cash equivalents on an unaudited basis. The Company anticipates that following the implementation of the workforce reduction plan described in Item 2.05 below and other operating cost reductions, its cash resources will be sufficient to fund the Company’s operations into the first quarter of 2014.

Item 2.05	Costs Associated with Exit or Disposal Activities

On April 3, 2013, the Company completed a workforce reduction plan pursuant to which it eliminated a total of 65 positions, comprised of 40 filled positions and 25 unfilled positions across various functions and locations. Employees whose positions were eliminated as part of the plan were notified beginning on April 2, 2013. Affected employees are being offered separation benefits, including severance payments, and temporary healthcare coverage assistance.

As previously announced, the Company’s Phase 3 trial of palifosfamide (ZIO-201), entitled PICASSO 3, failed to meet its primary endpoint. The workforce reduction plan is being implemented to reduce costs as part of the Company’s decision to terminate development of palifosfamide in first-line metastatic soft tissue sarcoma and place exclusive strategic focus on its synthetic biology programs, which are being developed in partnership with Intrexon Corporation.

In connection with the elimination of filled positions as part of the workforce reduction plan, the Company estimates incurring total charges of $1.6 million to $1.8 million, primarily for one-time contractual severance benefits. These charges will occur in the second quarter of 2013. Additionally, the Company is evaluating its facilities and the associated contractual obligations to determine the appropriate course of action and any associated charges for exit and disposal activities. The Company currently cannot estimate these amounts, but expects to file an amendment to this Current Report on Form 8-K within four business days of making such determination.

Forward-Looking Statements

The disclosure contained in Item 2.02 above and in this Item 2.05 contains certain forward-looking information about ZIOPHARM Oncology, Inc. that is intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are statements that are not historical facts. Words such as “expect(s),” “feel(s),” “believe(s),” “will,” “may,” “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding the expected charges and costs associated with the workforce reduction plan; the Company’s expectations regarding the sufficiency of its cash resources to fund its operations into the first quarter of 2014; the Company’s expected plans with respect to the development of its therapeutic products; the Company’s ability to expand its long-term business opportunities; financial projections and estimates and their underlying assumptions; and future performance. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of the Company, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include, but are not limited to: whether the costs incurred in connection with the workforce reduction plan will exceed the Company’s estimates; whether the Company’s current cash and cash equivalents will be sufficient to fund the Company’s operations for as long as anticipated; whether any of the Company’s therapeutic discovery and development programs will advance further in the clinical trials process and whether and when, if at all, they will receive final approval from the U.S. Food and Drug Administration or equivalent foreign regulatory agencies and for which indications; whether any of the Company’s therapeutic products will be successfully marketed if approved; whether any of the Company’s therapeutic product discovery and development efforts will be successful; the Company’s ability to achieve the results contemplated by its collaboration agreements; the strength and enforceability of the Company’s intellectual property rights; competition from pharmaceutical and biotechnology companies; the development of and the Company’s ability to take advantage of the market for its therapeutic products; the Company’s ability to raise additional capital to fund its operations on terms acceptable to it; general economic conditions; and the other risk factors contained in the Company’s periodic and interim reports filed from time to time with the Securities and Exchange Commission, including but not limited to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and we do not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As part of the Company’s workforce reduction plan described above, Hagop Youssoufian, M.D., M.Sc., the Company’s President of Research and Development and Chief Medical Officer, was informed on April 2, 2013 of his termination without cause. In connection with his termination, Dr. Youssoufian has agreed to receive a severance payment equal to 100% of his current annual base salary in lieu of the total severance benefits to which he was entitled pursuant to the employment agreement that he entered into with the Company on July 8, 2011, and as amended on March 30, 2012. In addition, Dr. Youssoufian has agreed to provide consulting services to the Company as may be requested from time to time by the Company’s Chief Executive Officer. Dr. Youssoufian’s employment agreement is filed as Exhibit 10.1 to the Company’s Current Report on 8-K filed July 15, 2011 and the amendment to Dr. Youssoufian’s employment agreement is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZIOPHARM Oncology, Inc.

	By:	/s/ Caesar J. Belbel
Date: April 4, 2013		Name:	Caesar J. Belbel
		Title:	Executive Vice President and Chief Legal Officer

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